UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 4, 2024

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Juniper Networks, Inc. (the “Company”), the Company’s stockholders approved (i) the amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan (as amended and restated, the “Amended and Restated 2015 Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares and eliminate the term of the plan and (ii) the amendment and restatement of the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan (as amended and restated, the "Amended and Restated 2008 ESPP") to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 and eliminate the term of the plan. The Amended and Restated 2015 Plan and Amended and Restated 2008 ESPP previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on February 14, 2024.

A more complete description of the terms of the Amended and Restated 2015 Plan and of the Amended and Restated 2008 ESPP can be found in “Proposal No. 4—Approval of the Amendment and Restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan” and in “Proposal No. 5—Approval of the Amendment and Restatement of the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2024 (the “2024 Proxy Statement”), which descriptions are incorporated by reference herein. The foregoing descriptions and the descriptions incorporated by reference from the 2024 Proxy Statement are qualified in their entirety by reference to the Amended and Restated 2015 Plan and Amended and Restated 2008 ESPP, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted upon the following proposals described in the 2024 Proxy Statement: (1) to elect ten directors; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) to approve a non-binding advisory resolution on executive compensation; (4) to approve the amendment and restatement of the Company’s 2015 Equity Incentive Plan; and (5) to approve the amendment and restatement of the Company’s 2008 Employee Stock Purchase Plan.

All nominated directors were elected and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal are as set forth below.

(1) Proposal for election of ten directors:

	For	Against	Abstain	Broker Non-Votes
Anne DelSanto	239,521,522	13,733,545	112,515	34,966,056
Kevin DeNuccio	250,920,440	2,350,136	97,006	34,966,056
James Dolce	251,579,058	1,683,955	104,569	34,966,056
Steven Fernandez	250,448,317	2,797,648	121,617	34,966,056
Christine Gorjanc	252,690,232	558,394	118,956	34,966,056
Janet Haugen	251,028,375	2,221,636	117,571	34,966,056
Scott Kriens	239,568,466	13,711,399	87,717	34,966,056
Rahul Merchant	252,822,202	422,995	122,385	34,966,056
Rami Rahim	252,299,683	988,666	79,233	34,966,056
William Stensrud	231,745,695	21,263,351	358,536	34,966,056

(2) Proposal to ratify Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain
270,437,199	17,670,339	226,100

(3) Proposal to approve a non-binding advisory resolution on executive compensation:

For	Against	Abstain	Broker Non-Votes
239,067,922	13,942,558	357,102	34,966,056

(4) Proposal to approve the amendment and restatement of the Company’s 2015 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
236,061,333	17,115,982	190,267	34,966,056

(5) Proposal to approve the amendment and restatement of the Company’s 2008 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
252,661,545	570,492	135,545	34,966,056

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Juniper Networks, Inc. 2015 Equity Incentive Plan*

10.2	Amended and Restated Juniper Networks, Inc. 2008 Employee Stock Purchase Plan*

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

June 5, 2024	By:	/s/ Robert Mobassaly
	Name:	Robert Mobassaly
	Title:	Senior Vice President and General Counsel